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                                                                    EXHIBIT 10.1

                            PACIFIC MERCANTILE BANK

                             1999 STOCK OPTION PLAN

     This 1999 STOCK OPTION PLAN (the "Plan") is hereby established by Pacific Mercantile Bank, a California corporation (the "Company"), and adopted by its Board of Directors as of March 2, 1999.

                                   Article 1.

                              PURPOSES OF THE PLAN
                              --------------------

     1.1  Purposes.  The purposes of the Plan are (a) to enhance the Company's
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ability to attract and retain the services of officers and qualified employees and directors, upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

                                   Article 2.

                                  DEFINITIONS
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     For purposes of this Plan, the following terms shall have the meanings indicated:

     2.1  Administrator.  "Administrator" means the Board or, if the Board
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delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

     2.2  Affiliated Company.  "Affiliated Company" means any "parent
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corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

     2.3  Board.  "Board" means the Board of Directors of the Company.
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     2.4  Change in Control.  "Change in Control" shall mean (i) the
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acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (iii) a reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company; or (v) a complete liquidation or dissolution of the Company.

     2.5  Code.  "Code" means the Internal Revenue Code of 1986, as amended from
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time to time.

     2.6  Committee.  "Committee" means a committee of two or more members of
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the Board to which administration of the Plan is delegated, as set forth in
Section 6.1 hereof.
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     2.7  Common Stock.  "Common Stock" means the Common Stock, no par value, of
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the Company, subject to adjustment pursuant to Section 4.2 hereof.


     2.8  Disability.  "Disability" means permanent and total disability as
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defined in Section 22(e)(3) of the Code.  The Administrator's determination of a
Disability or the absence thereof shall be conclusive and binding on all interested parties.

     2.9  Effective Date.  "Effective Date" means the date on which the Plan is
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adopted by the Board, as set forth on the first page hereof.

     2.10  Exercise Price.  "Exercise Price" means the purchase price per share
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of Common Stock payable upon exercise of an Option.

     2.11  Fair Market Value.   "Fair Market Value" on any given date means the
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value of one share of Common Stock, determined as follows:

          (a) If the Common Stock is then listed or admitted to trading on a NASDAQ market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such NASDAQ market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such NASDAQ market system or such exchange on the next preceding day for which a closing sale price is reported.

          (b) If the Common Stock is not then listed or admitted to trading on a NASDAQ market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

          (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

     2.12  Incentive Option.  "Incentive Option" means any Option designated and
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qualified as an "incentive stock option" as defined in Section 422 of the Code.

     2.13  Incentive Option Agreement.  "Incentive Option Agreement" means an
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Option Agreement with respect to an Incentive Option.

     2.14  NASD Dealer.  "NASD Dealer" means a broker-dealer that is a member of
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the National Association of Securities Dealers, Inc.

     2.15  Nonqualified Option.  "Nonqualified Option" means any Option that is
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not an Incentive Option.  To the extent that any Option designated as an
Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Shareholder or because it exceeds the annual limit provided for in Section
5.6 below, it shall to that extent constitute a Nonqualified Option.

     2.16  Nonqualified Option Agreement.  "Nonqualified Option Agreement" means
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an Option Agreement with respect to a Nonqualified Option.

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     2.17  Option.  "Option" means any option to purchase Common Stock granted
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pursuant to the Plan.

     2.18  Option Agreement.  "Option Agreement" means the written agreement
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entered into between the Company and the Optionee with respect to an Option granted under the Plan.

     2.19  Optionee.  "Optionee" means an individual or entity who holds an
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Option.

     2.20  10% Shareholder.  "10% Shareholder" means a person who, as of a
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relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

                                   Article 3.

                                  ELIGIBILITY
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     3.1  Incentive Options.  Officers and other key employees of the Company or
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of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

     3.2  Nonqualified Options.  Officers and other key employees and members of
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the Board of the Company or of an Affiliated Company, and members of the Board
(whether or not they are employed by the Company or an Affiliated Company), are eligible to receive Nonqualified Options under the Plan.

     3.3  Limitation on Shares.  In no event shall any Optionee be granted
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Options in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds sixty thousand (60,000) shares.

                                   Article 4.

                                  PLAN SHARES
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     4.1  Shares Subject to the Plan.  As of March 2, 1999, the date as of which
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this Plan was adopted by the Board, a total of one hundred sixty thousand
(160,000) shares of Common Stock are authorized for issuance under the Plan, subject to adjustment as to the number and kind of shares pursuant to Section
4.2 hereof. As of such date, a total 836,251 shares of Common Stock were outstanding. Upon the sale or issuance of additional shares of Common Stock by the Company (other than shares issued pursuant to this Plan), the number of shares of Common Stock that are authorized for issuance under this Plan shall be increased in the same proportion as the increase in the number of outstanding shares of Common Stock of the Company by reason of that sale and issuance of additional shares. By way of example, if the Company were to sell and issue a number of shares of Common Stock, subsequent to March 2, 1999 (other than pursuant to this Plan), which increases the total number of shares of Common Stock that are outstanding by 20%, the number of shares of Common Stock authorized to be issued under the Plan shall be increase by 20% (which would be 32,000 shares). For purposes of the foregoing limitations, in the event that
(a) all or any portion of any Option granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement or Nonqualified Option Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or the shares so reacquired, shall again be available for grant or issuance under the Plan.

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     4.2  Changes in Capital Structure.  In the event that the outstanding
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shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a stock split, combination of shares, reclassification, stock dividend, or other similar change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Option Agreements, in order to preserve, as nearly as practical, but not to increase, the benefits to Optionees.

                                   Article 5.

                                    OPTIONS
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     5.1  Option Agreement.  Each Option granted pursuant to this Plan shall be
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evidenced by an Option Agreement which shall specify the number of shares subject thereto, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.

     5.2  Exercise Price.  The Exercise Price per share of Common Stock covered
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by each Option shall be determined by the Administrator; provided, however, that
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the Exercise Price of an Incentive or a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted; and provided, further, that, if the person to whom an Incentive Option is granted is
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a 10% Shareholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted.

     5.3  Payment of Exercise Price.  Payment of the Exercise Price shall be
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made upon exercise of an Option and may be made, in the discretion of the
Administrator, subject to any legal restrictions, by cash or check; or, subject to the approval of the Administrator by any of the following methods of payment:
(a) the surrender of shares of Common Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (b) the Optionee's promissory note in a form and on terms acceptable to the Administrator; (c) the cancellation of indebtedness of the Company to the Optionee; (d) the waiver of compensation due or accrued to the Optionee for services rendered. In addition, provided that a public market for the Common Stock exists, payment may be made by means of: (x) a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (y) a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company. With the approval of the Administrator, payment may also be made by any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate and banking laws.

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     5.4  Term and Termination of Options.  The term and provisions for
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termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Shareholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

     5.5  Vesting and Exercise of Options.  Each Option shall vest and become
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exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

     5.6  Annual Limit on Incentive Options.  To the extent required for
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"incentive stock option" treatment under Section 422 of the Code, the aggregate
Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, exceed $100,000.

     5.7  Nontransferability of Options.  No Option shall be assignable or
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transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee; provided, however, that, in the discretion of the Administrator, any Option may be assigned or transferred in any manner which an "incentive stock option" is permitted to be assigned or transferred under the Code.

     5.8  Rights as Shareholder.  An Optionee or permitted transferee of an
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Optionee shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until the Option has been duly exercised and certificates for the shares purchased have been issued to such person.

                                   Article 6.

                           ADMINISTRATION OF THE PLAN
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     6.1  Administrator.  Authority to control and manage the operation and
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administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the "Committee"). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board.
As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

     6.2  Powers of the Administrator.  In addition to any other powers or
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authority conferred upon the Administrator elsewhere in the Plan or by law, the
Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options shall be granted, the number of shares to be represented by each Option and the consideration to be received by the Company upon the exercise thereof;
(b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of Option Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise an Optionee's rights under any Option under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement;
(g) to accelerate the vesting of any Option or release or waive any repurchase rights of the Company; (h) to extend the exercise date of any Option; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Option Agreements to provide for, among other things, any change or modification which the Administrator could have provided for upon the grant of an

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Option or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Optionees.

     6.3  Limitation on Liability.  No employee of the Company or member of the
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Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person's conduct in the performance of duties under the Plan.

                                   Article 7.

                               CHANGE IN CONTROL
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     7.1  Change in Control.  In order to preserve an Optionee's rights in the
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event of a Change in Control of the Company, (i) the time period relating to the exercise or realization of all outstanding Options shall automatically accelerate immediately prior to the consummation of such Change in Control, and
(ii) with respect to Options, the Administrator in its discretion may, at any time an Option is granted, or at any time thereafter, take one or more of the following actions: (A) provide for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference, or spread, between (x) the value of the cash or other property that the Optionee would have received pursuant to such Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to such Change in Control transaction and (y) the Exercise Price of such Option, (B) adjust the terms of the Options in a manner determined by the Administrator to reflect the Change in Control, (C) cause the Options to be assumed, or new rights substituted therefor, by another entity, through the continuance of the Plan and the assumption of outstanding Options, or the substitution for such Options of new options of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and Exercise Prices, in which event the Plan and such Options, or the new options substituted therefor, shall continue in the manner and under the terms so provided, or (D) make such other provision as the Administrator may consider equitable. If the Administrator does not take any of the forgoing actions, all Options shall terminate upon the consummation of the Change in Control and the Administrator shall cause written notice of the proposed transaction to be given to all Optionees not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

                                   Article 8.

                     AMENDMENT AND TERMINATION OF THE PLAN
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     8.1  Amendments.  The Board may from time to time alter, amend, suspend or
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terminate the Plan in such respects as the Board may deem advisable.  No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Optionee under an outstanding Option Agreement without such Optionee's consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

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     8.2  Plan Termination.  Unless the Plan shall theretofore have been
          ----------------
terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options may be granted under the Plan thereafter, but Option Agreements then outstanding shall continue in effect in accordance with their respective terms.

                                   Article 9.

                                TAX WITHHOLDING
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     9.1  Withholding.  The Company shall have the power to withhold, or require
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a Optionee to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit an Optionee to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Optionee, by (a) directing the Company to apply shares of Common Stock to which the Optionee is entitled as a result of the exercise of an Option or (b) delivering to the Company shares of Common Stock owned by the Optionee. The shares of Common Stock so applied or delivered in satisfaction of the Optionee's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

                                  Article 10.

                                 MISCELLANEOUS
                                 -------------

     10.1  Benefits Not Alienable.  Other than as provided above, benefits under
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the Plan may not be assigned or alienated, whether voluntarily or involuntarily.
Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

     10.2  No Enlargement of Employee Rights.  This Plan is strictly a voluntary
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undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Optionee to be consideration for, or an inducement to, or a condition of, the employment of any Optionee. Nothing contained in the Plan shall be deemed to give the right to any Optionee to be retained as an employee of the Company or any Affiliated Company or to limit the right of the Company or any Affiliated Company to discharge any Optionee at any time.

     10.3  Application of Funds.  The proceeds received by the Company from the
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sale of Common Stock pursuant to Option Agreements, except as otherwise provided herein, will be used for general corporate purposes.

                                  Article 11.

                           EFFECTIVENESS OF THE PLAN
                           -------------------------

     11.1  Effectiveness of the Plan.  The Plan shall become effective and
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options maybe granted under the Plan commencing on the date that this Plan is adopted by the Board of Directors of the Company, which was March 2, 1999. Notwithstanding the foregoing, however, no options that may be granted under this Plan shall become exercisable unless and until (i) the Plan is approved by the Company's shareholders and (ii) the Company receives the approvals or exemptions, if any, required to be obtained from regulatory agencies having jurisdiction over the issuance of shares of stock by the Company under this Plan.

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